Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-3836, No. 33-81706, No. 33-62645, No. 333-69089, No. 333-35118, No. 333-69081 and No. 333-69690 on Form S-8 of our reports dated April 16, 2010, relating to the consolidated financial statements and consolidated financial statement schedule of REX Stores Corporation and subsidiaries (“the Company”) (which reports express an unqualified opinion and refers to the report of other auditors, and included an explanatory paragraph regarding the Company’s retrospective application of Accounting Standards Codification (ASC) 810, Consolidation (formerly Financial Accounting Standards Board (FASB) Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements), which became effective February 1, 2009, the retrospective presentation of the Company’s retail business as discontinued operations, and the adoption of the provisions of ASC 740, Income Taxes (formerly FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109), effective February 1, 2007) and the effectiveness of internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the year ended January 31, 2010.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio
April 16, 2010